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                                                                     EXHIBIT 5.1
                                  October 21, 1997



American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, California  90501

    Re:  Honda Auto Receivables 1997-B Grantor Trust
         ASSET BACKED CERTIFICATES, CLASS A

Dear Sirs:

    We have acted as counsel to American Honda Receivables Corp., a California corporation (the "Company") and a wholly owned subsidiary of American Honda Finance Corporation ("American Honda"), in connection with the issuance of Asset Backed Certificates, Class A (the "Certificates") representing undivided interests in the Honda Auto Receivables 1997-B Grantor Trust (the "Trust") and the sale of the Certificates by the Company. A registration statement on Form S-3 (File No. 333-35413; 333-35413-01) relating to the Certificates has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Such registration statement, as amended by Amendment No. 1 thereto, is referred to herein as the "Registration Statement."

    We have examined copies of the Company's Articles of Incorporation and Bylaws, minutes of meetings of the Company's Board of Directors, the form of pooling and servicing agreement filed as an exhibit to the Registration Statement pursuant to which the Trust will be created and the Certificates will be issued (the "Pooling and Servicing Agreement"), the form of Certificate included in the Pooling and Servicing Agreement and such other records and documents, certificates of corporate and public officials and statutes as we have considered necessary or appropriate for the purpose of this opinion.

    Based upon the foregoing, we are of the opinion that appropriate action has been taken by the Company to authorize the execution and delivery of the Pooling and Servicing Agreement and that the Certificates, in substantially the form included in the Pooling and Servicing Agreement, when executed, authenticated and delivered in accordance with the terms of the Pooling and Servicing Agreement against payment of the consideration therefor (subject to the terms thereof being otherwise in compliance with then-applicable law), will be legally issued,


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fully paid and non-assessable, and the holders thereof will be entitled to the benefits of the Pooling and Servicing Agreement.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement under the captions "Certain Legal Aspects of the Receivables -- Certain Bankruptcy Considerations" and "Legal Matters."

                                       Very truly yours,

                                       /s/ Brown & Wood llp